Distribution Financial Services RV Trust 1999-1
March 15, 2000 Payment Date Statement to Noteholders
Per Section 5.08 of the Transfer and Servicing Agreement

Beginning Pool Balance     $793,892,789.74
Beginning Pool Factor           1.00000000

Distribution Allocable to Principal on Notes
                        Prior                         Current
          Class     Prin. Pymt. $1000 orig.prin.bal. Prin. Pymt. $1000 orig.prin.bal.
          A-1           $0.00       0.0000000            $0.00       0.0000000
          A-2           $0.00       0.0000000   $16,910,709.02     487.2897928
          A-3           $0.00       0.0000000            $0.00       0.0000000
          A-4           $0.00       0.0000000            $0.00       0.0000000
          A-5           $0.00       0.0000000            $0.00       0.0000000
          A-6           $0.00       0.0000000            $0.00       0.0000000
            B           $0.00       0.0000000            $0.00       0.0000000
            C           $0.00       0.0000000            $0.00       0.0000000

Distribution Allocable to Interest on Notes

                         Prior                            Current
     Class     Rate Interest Pymt. $1000 orig.prin.bal. Interest Pymt. $1000 of orig.prin.bal.
      A-1      4.97%          $0.00       0.0000000           $0.00       0.0000000
      A-2      5.38%          $0.00       0.0000000     $572,894.99       2.5178988
      A-3      5.70%          $0.00       0.0000000     $940,490.50       4.7500000
      A-4      5.84%          $0.00       0.0000000     $937,524.40       4.8666667
      A-5      5.97%          $0.00       0.0000000     $794,616.95       4.9750000
      A-6      6.02%          $0.00       0.0000000     $322,902.77       5.0166667
        B      6.36%          $0.00       0.0000000     $132,500.00       5.3000000
        C      7.23%          $0.00       0.0000000     $120,500.00       6.0250000

Note Balance After Giving Effect to Principal Distribution

          Class  Beginning Balance  Pool Factor  Ending Balance  Pool Factor
           A-1               0.00    0.0000000               $0.00    0.0000000
           A-2    $141,996,788.09    1.0000000     $110,872,559.26  487.2897928
           A-3    $197,998,000.00    1.0000000     $197,998,000.00    1.0000000
           A-4    $192,642,000.00    1.0000000     $192,642,000.00    1.0000000
           A-5    $159,722,000.00    1.0000000     $159,722,000.00    1.0000000
           A-6    $ 64,366,000.00    1.0000000     $ 64,366,000.00    1.0000000
             B    $ 25,000,000.00    1.0000000     $ 25,000,000.00    1.0000000
             C    $ 20,000,000.00    1.0000000     $ 20,000,000.00    1.0000000
Servicing Fee                                                                      $330,788.66
Servicing Fee Per $1,000 of Orig.Note                                                0.3307887

Realized Losses                                                                    $776,943.13

Reserve Account Balance                                                         $17,516,440.33

Payments Received with Respect to Receivables During
Most Recently Ended Collection Period                                            $20,849,569.43
          Interest Payments Received                                              $5,602,404.60
          Scheduled Principal Payments Received                                   $4,271,835.74
          Principal Prepayments Received                                         $10,975,329.09

Distribution to Residual Interestholders                                                  $0.00

Noteholders' Interest Carryover Shortfall                                                 $0.00
Noteholders' Interest Carryover Shortfall Per $1,000 Note                             0.0000000

Aggregate Purchase Amounts for Receivables that were purchased
in related Collection Period                                                              $0.00

Ending Pool Balance                                                             $777,752,005.36
Ending Pool Factor                                                                   0.77774936